EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-37576 and 333-37582) of our report dated August 25, 2008 relating to the consolidated financial statements of DRYCLEAN USA, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008.

/s/ Berkovits & Company, LLP

Fort Lauderdale, Florida

September 22, 2008